UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 17, 2022 (October 14, 2022)

Green Dot Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240 Austin, Texas 78701	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 17, 2022, Green Dot Corporation (the “Company”) issued a press release including an update to the Company’s expectations for its preliminary financial results for Q3 2022.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  The information included in this Current Report on Form 8-K under this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 14, 2022, the Board of Directors (the “Board”) of the Company appointed George Gresham, who has served as the Company’s Chief Financial and Operating Officer and as a member of the Board since October 2021, as Chief Executive Officer and President of the Company.  On the same date, Dan R. Henry was terminated as Chief Executive Officer and President of the Company and resigned as a member of the Board.  Mr. Gresham will continue to serve as a member of the Board.
Mr. Gresham, age 55, has served as the Company’s Chief Financial and Operating Officer and as a member of the Board since October 2021.  Mr. Gresham previously served on the Company’s Board of Directors from May 2016 to May 2019.  Mr. Gresham also previously served on the board of directors of EML Payments (EML.AX), an Australian payment solutions provider from April 2020 to August 2021 and on the board of directors and as Chairman of the Audit Committee of BluePay, Inc., a provider of technology-enabled merchant processing services, from July 2013 to November 2017.  He also served on the board of directors and as Chairman of the Audit Committee of SterlingBackcheck, Inc. from November 2014 to June 2015; as the Chief Financial Officer and Executive Vice President of NetSpend Holdings, Inc. from May 2010 through June 2013; as Chief Financial Officer and Executive Vice President of Global Cash Access, Inc. from February 2008 to May 2010; as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation from May 2002 to October 2007; and in various roles at Deloitte LLP from 1991 to 2002.  From July 2013 to October 2021, Mr. Gresham served as owner and Chief Executive Officer of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party assistance in acquisition target evaluation and execution, and as a director from May 2016 until May 2019.  Since March 2017, Mr. Gresham has served as Co-Founder and as a member of the board of directors of Dama Technologies.  Mr. Gresham holds a B.S. in accountancy from Northern Arizona University and an M.B.A. from the Thunderbird School of Global Management.  Mr. Gresham will continue to serve as Chief Financial and Operating Officer on an interim basis until a successor is appointed.
On October 16, 2022, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Gresham in connection with his appointment as Chief Executive Officer and President (effective as of October 14, 2022) that is substantially similar to his prior employment agreement entered into as of October 21, 2021, with the following adjustments to his compensation due to his promotion: (i) an annual base salary of $800,000; (ii) an adjustment to his 2022 target bonus opportunity to reflect his increased annual base salary for the period from and after October 14, 2022; (iii) a 2023 annual equity incentive award opportunity with a grant date value of $7 million; and (iv) a promotional award of restricted stock units (the “Promotion RSUs”) with a grant date value of $2 million, vesting in three equal annual installments subject to his continued service. Similar to his prior agreement, if Mr. Gresham’s employment is terminated by the Company without “cause” or by Mr. Gresham for “good reason”, subject to his execution of a release of claims, he will be entitled to the following: (i) a prorated target bonus for the year of termination; (ii) a payment equal to one times (or, if such termination of employment occurs in connection with a corporate transaction, one and one-half times) the sum of his base salary plus target bonus opportunity; (iii) a payment equal to 12 months (or, if such termination occurs in connection with a corporate transaction, 24 months) of COBRA premiums; (iv) vesting of the portion of the Promotion RSUs that would have become vested by the end of the 12–month period after such termination, calculated as if such RSUs vested monthly (or, if such termination occurs in connection with a corporate transaction, full vesting of such RSUs); and (v) prorated vesting of the 2023 annual equity incentive award (or, if such termination occurs in connection with a corporate transaction, full vesting).
The foregoing description of the Employment Agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with his termination of employment with the Company, Mr. Henry will be entitled to the payments and benefits payable upon a termination without cause pursuant to the terms and subject to the conditions of his Employment Agreement, dated as of March 24, 2020, by and between the Company and Mr. Henry, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2020, and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 17, 2022, the Company issued a press release relating to the matters described above in Items 2.02 and 5.02.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Amended and Restated Employment Agreement, dated October 16, 2022, between Green Dot Corporation and George Gresham
99.1	Press Release dated October 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements
This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, among other things, statements regarding future events that involve risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements contained in this communication, and reported results should not be considered as an indication of future performance.  The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, changes in general economic conditions in the United States and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's SEC filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this communication is as of the date hereof, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Green Dot Corporation

	By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: October 17, 2022